As filed with the Securities and Exchange Commission on August 5, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FEDERAL-MOGUL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-8350090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

27300 West 11 Mile Road

Southfield, Michigan 48034

(248) 354-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Brett D. Pynnonen

Senior Vice President and General Counsel

Federal-Mogul Holdings Corporation

27300 West 11 Mile Road

Southfield, Michigan 48034

(248) 354-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce A. Toth, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Phone: (312) 558-5600

Fax: (312) 558-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common stock
Preferred stock
Debt securities
Warrants
Subscription rights
Stock purchase contracts
Stock purchase units
Total			$1,000,000,000(2)	$116,200

(1)	Pursuant to Rule 416 under the Securities Act, the securities registered hereunder are deemed to include an indeterminate amount and number of common stock and/or preferred stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include an indeterminate number of shares of common stock and/or preferred stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants, subscription rights, stock purchase contracts or stock purchase units, as the case may be. Separate consideration may or may not be received for any shares of common stock or preferred stock so issued upon conversion, exchange or redemption.
(2)	Subject to Rule 462(b) under the Securities Act, there are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts and/or stock purchase units that shall have an aggregate initial offering price not to exceed $1,000,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 5, 2015

PROSPECTUS

$1,000,000,000

FEDERAL-MOGUL HOLDINGS CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $1,000,000,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts; and

•	stock purchase units.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution.”

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock, par value $0.01 per share (the “Common Stock”), is listed on the NASDAQ Global Select Market under the symbol “FDML.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 3 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with only a general description of the securities we may offer. It is not meant to be a complete description of any security. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Federal-Mogul,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Federal-Mogul Holdings Corporation and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT FEDERAL-MOGUL HOLDINGS CORPORATION

We are a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction, alternative energies, environment and safety systems. We serve the world’s foremost original equipment manufacturers (“OEM”) and servicers (“OES”) of automotive, light, medium and heavy-duty commercial vehicles, off-road, agricultural, marine, rail, aerospace, power generation and industrial equipment (collectively, “OE”), as well as the worldwide aftermarket. We seek to participate in both of these markets by leveraging our original equipment product engineering and development capability, manufacturing know-how, and expertise in managing a broad and deep range of replacement parts to service the aftermarket. We believe that we are uniquely positioned to effectively manage the life cycle of a broad range of products to a diverse customer base.

We operate with two end-customer focused business segments. The Powertrain segment focuses on original equipment products for automotive, heavy duty and industrial applications. The Motorparts segment sells and distributes a broad portfolio of products in the global aftermarket, while also serving OEMs with products including braking, chassis, wipers and other vehicle components. This organizational model allows for a strong product line focus benefitting both OE and aftermarket customer sand enables the global Federal-Mogul teams to be responsive to customers’ needs for superior products and to promote greater identification with Federal-Mogul premium brands. Additionally, this organizational model enhances management focus to capitalize on opportunities for organic acquisition growth, profit improvement, resource utilization and business model optimization in line with the unique requirements of the two different customer bases.

Our principal executive offices are located at 27300 West 11 Mile Road, Southfield, Michigan 48034, and our telephone number at this address is (248) 354-7700.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 20 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	The Company’s ability to separate its Powertrain and Motorparts divisions into two independent, publicly traded companies may not be completed on the terms or timeline currently contemplated, if at all.

•	The Company’s ability to realize the benefits of, and successfully integrate, existing acquisitions, as well as identify future acquisition candidates.

•	The Company’s ability to realize anticipated synergies and cost saving from its restructuring activities.

•	Variations in current and anticipated future production volumes, financial condition, or operational circumstances of the Company’s significant customers, particularly the world’s OEMs of commercial and passenger vehicles.

•	The Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business.

•	The Company’s ability to obtain cash adequate to fund its needs, including availability of borrowings under its various credit facilities.

•	Fluctuations in the price and availability of raw materials and other supplies used in the manufacturing and distribution of the Company’s products.

•	Material shortages, transportation system delays, or other difficulties in markets where the Company purchases supplies for the manufacturing of its products.

•	Significant work stoppages, disputes, or any other difficulties in labor markets where the Company obtains materials necessary for the manufacturing of its products or where its products are manufactured, distributed or sold.

•	The Company’s ability to increase its development of fuel cell, hybrid-electric or other alternative energy technologies.

•	Changes in actuarial assumptions, interest costs and discount rates, and fluctuations in the global securities markets which directly impact the valuation of assets and liabilities associated with the Company’s pension and other postemployment benefit plans.

•	Various worldwide economic, political and social factors, changes in economic conditions, currency rate fluctuations and devaluations, credit risks in emerging markets, or political instability in foreign countries where the Company has significant manufacturing operations, customers or suppliers.

•	Legal actions and claims of undetermined merit and amount involving, among other things, product liability, patent infringement, warranty, recalls of products manufactured or sold by the Company, and environmental and safety issues involving the Company’s products or facilities.

•	Legislative activities of governments, agencies, and similar organizations, both in the United States and in other countries that may affect the operations of the Company.

•	Physical damage to, or loss of, significant manufacturing or distribution property, plant and equipment due to fire, weather or other factors beyond the Company’s control.

•	Possible terrorist attacks or acts of aggression or war, that could exacerbate other risks such as slowed vehicle production or the availability of supplies for the manufacturing of the Company’s products.

•	The Company’s ability to effectively transition its information system infrastructure and functions to newer generation systems.

•	Other risks, described in Part I, Item IA, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our other reports filed from time to time with the SEC.

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	the repayment or refinancing of debt;

•	capital expenditures;

•	the financing of possible acquisitions or business expansion; or

•	restructuring costs and expenses.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Six Months Ended June 30, 2015	Fiscal Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	1.1	(1)	2.1	(1)	(1)	2.1

(1)	For the years ended December 31, 2014, 2012 and 2011, the ratio was less than 1:1. Additional earnings of $135 million, $130 million and $68 million, respectively, would have been needed to achieve coverage of 1:1 for the respective years.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law are subject to and qualified in their entirety by reference to our Certificate of Incorporation (the “Certificate”) and our By-laws (the “By-laws”). Copies of the Certificate and the By-laws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part. As used in this “Description of Capital Stock” the terms “we,” “our” and “us” refer only to Federal-Mogul Holdings Corporation and not, unless otherwise indicated, to any of our subsidiaries.

General

As of the date hereof, the total number of shares of capital stock that Federal-Mogul has authority to issue is 541,100,000, consisting of 450,100,000 shares of Common Stock, $0.01 par value, and 90,000,000 shares of preferred stock, $0.01 par value (“Preferred Stock”). As of July 24, 2015, we had 450,100,000 shares of authorized Common Stock, of which 169,040,651 shares were issued and outstanding, and no shares of Preferred Stock issued and outstanding. All of our outstanding shares of Common Stock are fully paid and non-assessable.

Common Stock

Voting Rights. The holders of our Common Stock vote as a single class on all matters submitted to a vote of the stockholders to which the holders of Common Stock are entitled to vote. Except as may be provided in the Certificate, or as may be required by applicable law, the holders of our Common Stock have the exclusive right to vote for the election of directors and for all other purposes.

Dividend Rights. Each share of our Common Stock has the right to participate ratably in dividends and other distributions (including distributions upon liquidation, dissolution or other winding up of the Company), payable in cash, stock or otherwise, subject to any preferential right, of any then outstanding shares of Preferred Stock.

Liquidation Preference. Upon any dissolution or liquidation of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis based on the number of shares held, all assets of the Company available for distribution to stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

Registration Rights. The registration rights granted to certain holders of our Common Stock are described under “—Registration Rights Agreement.”

Other Rights. Holders of our Common Stock do not have pre-emptive, conversion, subscription, redemption or similar rights.

Blank Check Preferred Stock

Our board of directors (the “Board”) is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 90,000,000 shares of Preferred Stock in one or more series and to fix or alter the designation, powers, preferences and rights and any qualifications, limitations or restrictions of the shares of each series, including the following:

•	the number of shares constituting any series,

•	voting rights,

•	dividend rights,

•	dividend rates,

•	rights and terms of redemption (including retirement or sinking fund provisions),

•	liquidation preferences,

•	conversion rights,

•	limitations on the payment of dividends or the making of other distributions on, and on the purchase, redemption or other acquisition by the Company of, the Common Stock or any other class stock of the Company ranking junior to the shares of such series,

•	restrictions on the creation of indebtedness of the Company or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or liquidation rights, and

•	any other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.

We may issue our Preferred Stock in ways that may affect the voting and other rights of the holders of our Common Stock. The issuance of our Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of our Common Stock, including the loss of voting control to others.

Corporate Governance

Size of Board; Election of Directors. The number of directors shall be a number not less than three and shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors shall be elected at the annual meeting of stockholders in accordance with the provisions of the By-laws, except as provided in the By-laws, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

The Company’s Board is not classified and the Company shall not adopt or approve the classification of directors of the Corporation for staggered terms pursuant to Section 141(d) of the Delaware General Corporation Law (the “DGCL”), other than by an amendment to the Certificate adopted by the stockholders.

Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, all or any number of the directors may be removed, with or without cause, by the affirmative vote of the holders of the majority of the Common Stock then outstanding.

Special Meetings of Stockholders. Special meetings of our stockholders may be called at any time by the chairman of our Board or by our president or at the request in writing of (i) a majority of our Board or (ii) the holders of at least 10% of the outstanding shares of Common Stock.

Written Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

Amendment of By-laws. The By-laws may be amended by (i) the Board or (ii) the stockholders, upon the affirmative vote of the holders of the majority of the shares entitled to vote thereon.

Anti-Takeover Provisions. The Certificate and By-laws contain, a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of the Certificate and By-laws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders. Section 203 of the DGCL prohibits transactions with certain interested stockholders; however, the Company has expressly elected not to be governed by Section 203 of the DGCL.

The Certificate and By-laws provide for the following, which, in each case, may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company:

Vacancies. Except as otherwise provided by law, any vacancy on the Board may be filled by a vote of a majority of the directors then in office, whether or not constituting a quorum. Any director so chosen will hold office until the next annual election and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors will be held in the manner provided by the DGCL or the Certificate within 45 days after the creation of such vacancy. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for directors of the same class as the director who had occupied such vacant position, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Advance Notice Requirement. Stockholders must provide timely notice when seeking to bring business before an annual meeting of stockholders.

To be timely, a stockholder’s notice must be received at our principal executive offices:

•	not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting, or

•	if the annual meeting is called for a date that is more than 30 days before or 30 days after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 20th day following the day on which the public announcement of the date of the annual meeting is first made, or

•	if no annual meeting was held in the previous year, not later than the 20th day following the day on which public announcement of the date of such meeting was first made.

Our By-laws also specify requirements as to the form and content of the stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Amendment of Certificate. Under Section 242 of the DGCL, the Certificate may be amended, after such amendment is approved by the Board for submission to the stockholders, by the holders of a majority of the outstanding stock, and a majority of the outstanding stock of each class entitled to vote on any such amendment as a class under Section 242 of the DGCL.

Issuance of Blank Check Preferred Stock. Please see “Description of Capital Stock—Corporate Governance—Blank Check Preferred Stock” above for a description of the Board’s ability to issue Preferred Stock.

Registration Rights Agreement

On December 27, 2007, the Company and certain of its stockholders entered into the Registration Rights Agreement (as amended from time to time, the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, certain holders of Common Stock issued pursuant to the Fourth Amended Plan Joint Plan of Reorganization (as modified) of the Company have certain registration rights. In addition, holders of the Company’s warrants to purchase Common Stock also have certain registration rights.

Demand Registration. If certain holders representing more than 20% of the Registrable Securities request that the Company effect a registration of more than 10% of the Registrable Securities, the Company may be required to register such securities, if the Registrable Securities have an anticipated public offering price (before underwriting discounts and commissions) of at least $5,000,000. The Company can only be required to file a total of 3 registration statements upon the stockholders’ exercise of these demand registration rights.

Piggback Registration Rights. If the Company proposes to file a registration statement under the Securities Act to register its Common Stock, certain holders of Registrable Securities are entitled to notice of such registration and have the right to participate in such registration, subject to limitations that the underwriters may impose on the number of shares to be included in the registration.

Form S-3 Registration Rights. If the Company has qualified to file a registration statement on Form S-3, certain holders of Registrable Securities may request the registration of their shares on Form S-3 if the aggregate offering price to the public is at least $5,000,000 (subject to the deduction of certain expenses).

Expenses of Registration. With specified exceptions, the Company is required to pay the expenses arising in connection with the registration.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare, Inc.

Listing

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “FDML.”

DESCRIPTION OF DEBT SECURITIES

General

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. For purposes of this summary, the terms “we,” “our” and “us” refer only to Federal-Mogul Holdings Corporation and not to any of its subsidiaries.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. The debt securities offered will be issued under one of two separate indentures between us and a trustee: (1) senior debt securities may be issued under a senior indenture and (2) subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for Common Stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Federal-Mogul. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities. A substantial portion of our assets are owned through our subsidiaries, many of which may have debt or other liabilities of their own that will be structurally senior to the debt securities. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors.

Terms

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of Common Stock, Preferred Stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with Common Stock, Preferred Stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase Common Stock, Preferred Stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation, terms and principal amount of the Common Stock, Preferred Stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or Preferred Stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and nonassessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our stockholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, Preferred Stock, Common Stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of Common Stock at a future date or dates.

The price per share of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We may sell Common Stock, Preferred Stock, debt securities, warrants, subscription rights, stock purchase contracts, and/or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Selected Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

Other than our Common Stock, which is listed on the NASDAQ Global Selected Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Selected Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The audited financial statements, schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Federal-Mogul Holdings Corporation, 27300 West 11 Mile Road, Southfield, Michigan 48034, phone number (284) 354-7700.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2015;

•	our Current Reports on Form 8-K filed with the SEC on March 6, 2015, March 26, 2015, June 3, 2015 and June 12, 2015; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on July 28, 2008.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Federal-Mogul Holdings Corporation, 27300 West 11 Mile Road, Southfield, Michigan 48034, phone number (284) 354-7700.

Information contained on our website, http://www.federalmogul.com, is not a prospectus and does not constitute part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Estimated expenses of the offering, other than those relating to the SEC registration fee, are not presently known. The table below sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC Registration Fee	$116,200
Legal Fees and Expenses	—
Accountants’ Fees and Expenses	—
Printing Expenses	—
Miscellaneous	—

Total	$—

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law

We are incorporated under the laws of the State of Delaware. The Certificate and By-laws provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted under the DGCL. Section 145 of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

In addition, we have the power to indemnify each person who is or was a director or officer of the Company, and each person who serves or served at the request of the Company as a director or officer and each person who serves or served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Company in accordance with, and to the fullest extent authorized by, the DGCL as it may be in effect from time to time.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to Federal-Mogul or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payment of dividends or stock purchases or redemptions by the corporation in violation of Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The Certificate includes such a provision. As a result of this provision, Federal-Mogul and its stockholders may be unable to obtain monetary damages from a director for certain breaches of his or her fiduciary duty to Federal-Mogul. This provision does not, however, eliminate a director’s fiduciary responsibilities and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

Directors’ and Officers’ Liability Insurance

We maintain directors’ and officers’ liability insurance policies, which insure against liabilities that our directors or officers may incur in such capacities. These insurance policies, together with the indemnification agreements, may be sufficiently broad to permit indemnification of our directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.

Item 16.	List of Exhibits.

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated April 14, 2014, by and among Federal-Mogul Corporation, Federal-Mogul Holdings Corporation, Federal-Mogul MergerCo Inc. and Federal-Mogul Holding Sweden AB. (Incorporated by Reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 14, 2014 and filed with the Securities and Exchange Commission on April 16, 2014).

3.1	Certificate of Incorporation of Federal-Mogul Holdings Corporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 14, 2014 and filed with the Securities and Exchange Commission on April 16, 2014).

3.2	Bylaws of Federal-Mogul Holdings Corporation (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 14, 2014 and filed with the Securities and Exchange Commission on April 16, 2014).

4.1	Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement by and among the Company, the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 27, 2007 and filed with the Securities and Exchange Commission on January 3, 2008).

4.2	Registration Rights Agreement dated as of December 27, 2007 by and among the company, Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated December 27, 2007 and filed with the Securities and Exchange Commission on January 3, 2008).

4.3	Amendment and Joinder to Federal-Mogul Corporation Registration Rights Agreement among Federal-Mogul Corporation and IEH FM Holdings LLC (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 9, 2013 and filed with the Securities and Exchange Commission on July 11, 2013).

4.4	Form of Indenture relating to the senior debt securities.

4.5	Form of Indenture relating to the subordinated debt securities.

4.6*	Form of Common Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Preferred Stock Certificate.

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (contained on the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any senior indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any subordinated indenture.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	To be filed separately under the electronic form type 305B2, if applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on August 5, 2015.

FEDERAL-MOGUL HOLDINGS CORPORATION

By:	/s/ Rajesh Shah
Rajesh Shah Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Rajesh Shah and Brett D. Pynnonen as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments and any registration statement filed pursuant to 462(b) under the Securities Act of 1933, as amended) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	Co-Chief Executive Officer and Co-Chairman of the Board of Directors, Federal-Mogul Holdings Corporation, Chief Executive Officer, Motorparts Division	August 5, 2015

/s/ Rainer Jueckstock Rainer Jueckstock	Co-Chief Executive Officer and Co-Chairman of the Board of Directors, Federal-Mogul Holdings Corporation, Chief Executive Officer, Powertrain Division	August 5, 2015

/s/ Rajesh Shah Rajesh Shah	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 5, 2015

/s/ Jérôme Rouquet Jérôme Rouquet	Senior Vice President and Controller (Principal Accounting Officer)	August 5, 2015

/s/ Thomas W. Elward Thomas W. Elward	Director	August 5, 2015

/s/ George Feldenkreis George Feldenkreis	Director	August 5, 2015

Signature	Title	Date

/s/ SungHwan Cho SungHwan Cho	Director	August 5, 2015

/s/ Hunter C. Gary Hunter C. Gary	Director	August 5, 2015

/s/ J. Michael Laisure J. Michael Laisure	Director	August 5, 2015

/s/ Courtney Mather Courtney Mather	Director	August 5, 2015

/s/ Louis J. Pastor Louis J. Pastor	Director	August 5, 2015

/s/ Neil S. Subin Neil S. Subin	Director	August 5, 2015

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated April 14, 2014, by and among Federal-Mogul Corporation, Federal-Mogul Holdings Corporation, Federal-Mogul MergerCo Inc. and Federal-Mogul Holding Sweden AB. (Incorporated by Reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated April 14, 2014 and filed with the Securities and Exchange Commission on April 16, 2014).

3.1	Certificate of Incorporation of Federal-Mogul Holdings Corporation (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated April 14, 2014 and filed with the Securities and Exchange Commission on April 16, 2014).

3.2	Bylaws of Federal-Mogul Holdings Corporation (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated April 14, 2014 and filed with the Securities and Exchange Commission on April 16, 2014).

4.1	Federal-Mogul U.S. Asbestos Personal Injury Trust Agreement by and among the Company, the Future Claimants Representative, the Official Committee of Asbestos Claimants, the Trustees, Wilmington Trust Company, and the members of the Trust Advisory Committee, dated as of December 27, 2007 (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 27, 2007 and filed with the Securities and Exchange Commission on January 3, 2008).

4.2	Registration Rights Agreement dated as of December 27, 2007 by and among the company, Thornwood Associates Limited Partnership and the Federal-Mogul Asbestos Personal Injury Trust (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K dated December 27, 2007 and filed with the Securities and Exchange Commission on January 3, 2008).

4.3	Amendment and Joinder to Federal-Mogul Corporation Registration Rights Agreement among Federal-Mogul Corporation and IEH FM Holdings LLC (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated July 9, 2013 and filed with the Securities and Exchange Commission on July 11, 2013).

4.4	Form of Indenture relating to the senior debt securities.

4.5	Form of Indenture relating to the subordinated debt securities.

4.6*	Form of Common Stock Certificate.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant Certificate.

4.9*	Form of Preferred Stock Certificate.

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (contained on the signature pages hereto).

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any senior indenture.

25.2**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any subordinated indenture.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	To be filed separately under the electronic form type 305B2, if applicable.